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                                                                     EXHIBIT 5.1




                     [ LETTERHEAD OF HOLLAND & KNIGHT LLP ]


                                                          October 6, 1998


United Financial Holdings, Inc.
333 Third Avenue North
St. Petersburg, Florida 33701
Attention: Chief Executive Officer

UFH Capital Trust I
United Financial Holdings, Inc.
333 Third Avenue North
St. Petersburg, Florida 33701
Attention: Chief Executive Officer

                     Re: Registration Statement on Form SB-2
                     (File Nos. 333-60431 and 333-60431-01)

Gentlemen:

         We have acted as counsel to United Financial Holdings, Inc., a Florida corporation (the "Company"), and UFH Capital Trust I, a Delaware statutory business trust ("UFH Capital"), in connection with the preparation of the above referenced Registration Statement on Form SB-2 (together with any amendments thereto, the "Registration Statement") filed by the Company and UFH Capital with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), certain preferred securities (the "Preferred Securities") of UFH Capital, junior subordinated debentures (the "Junior Subordinated Debentures") of the Company, the guarantee of the Company with respect to the Preferred Securities (the "Guarantee"), and up to 690,000 shares (the "Shares") of the authorized common stock, par value $.01 per share, of the Company to be offered to the public by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and William R. Hough & Co. as representatives of the underwriters.

         In connection with the registration and this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the certificate of trust (the "Certificate of Trust") filed by UFH Capital with the Secretary of State of the State of Delaware on _____________, 1998;
(ii) the Trust Agreement, dated as of




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United Financial Holdings, Inc.
UFH Capital Trust I
October 6, 1998
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_________, 1998, with respect to UFH Capital; (iii) the form of the Amended and
Restated Trust Agreement with respect to UFH Capital; (iv) the form of the Preferred Securities of UFH Capital; (v) the form of the Guarantee between the Company and Wilmington Trust Company, as trustee; (vi) the form of the Junior Subordinated Debentures; (vii) the form of the indenture (the "Indenture"), between the Company and Wilmington Trust Company, as trustee, in each case in the form filed as an exhibit to the Registration Statement; and (viii) the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and corporate records of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company or UFH Capital, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraph (1) and (2) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of UFH Capital, the Preferred Securities of UFH Capital, the Guarantee, the Junior Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, UFH Capital and others.

         We are qualified to practice law only in the State of Florida (the "State"), and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State and the federal law of the United States. Accordingly, the opinions contained herein are expressly limited to the matters of the laws of the State and the federal law of the United States.

         Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that:

         1. After the Indenture has been duly executed and delivered, the Junior Subordinated Debentures, when duly executed, delivered, authenticated and issued in







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United Financial Holdings, Inc.
UFH Capital Trust I
October 6, 1998
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accordance with the Indenture and delivered and paid for as contemplated by the
Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

         2. The Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

         3. The Shares will be, when and if sold in accordance with the Underwriting Agreement, duly authorized, legally issued and fully paid and non-assessable.

         We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion letter speaks only as of its date. We undertake no obligation to advise the addressees (or any third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion, or an informational confirmation in the opinion. This opinion is furnished solely to the Company and UFH Capital, and may not be delivered to or relied upon by any other person without our prior written consent.

                                          Very truly yours,


                                          HOLLAND & KNIGHT LLP